Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 6 to the Registration Statement of Happiness Biotech Group Limited on Form F-1 of our report dated August 31, 2018 with respect to our audits of the consolidated financial statements of Happiness Biotech Group Limited as of and for the years ended March 31, 2018 and 2017. We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Briggs & Veselka Co.

Houston Texas

June 21, 2019